To the Shareholders and Board of Directors of
 The BlackRock North American Government Income
Trust, Inc.:

In  planning  and  performing  our  audit  of  the
financial   statements  of  The  BlackRock   North
American   Government  Income  Trust,  Inc.   (the
"Trust")  for the year ended October 31, 1997  (on
which we have issued our report dated December 12,
1997),   we   considered  its   internal   control
structure,  including procedures for  safeguarding
securities,  in  order to determine  our  auditing
procedures  for  the  purpose  of  expressing  our
opinion on the financial statements and to  comply
with  the  requirements  of  Form  N-SAR,  not  to
provide   assurance   on  the   internal   control
structure.

The  management  of the Trust is  responsible  for
establishing  and maintaining an internal  control
structure.   In  fulfilling  this  responsibility,
estimates and judgments by management are required
to  assess the expected benefits and related costs
of   internal   control  structure  policies   and
procedures.  Two of the objectives of an  internal
control  structure are to provide management  with
reasonable,  but  not  absolute,  assurance   that
assets   are   safeguarded   against   loss   from
unauthorized   use   or   disposition   and   that
transactions  are  executed  in  accordance   with
management's  authorization and recorded  properly
to  permit preparation of financial statements  in
conformity   with  generally  accepted  accounting
principles.

Because  of  inherent limitations in any  internal
control  structure,  errors or irregularities  may
occur  and  not be detected.  Also, projection  of
any  evaluation of the structure to future periods
is   subject  to  the  risk  that  it  may  become
inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our   consideration   of  the   internal   control
structure  would  not  necessarily  disclose   all
matters  in  the  internal control structure  that
might   be  material  weaknesses  under  standards
established by the American Institute of Certified
Public  Accountants.   A material  weakness  is  a
condition in which the design or operation of  the
specific internal control structure elements  does
not reduce to a relatively low level the risk that
errors or irregularities in amounts that would  be
material  in relation to the financial  statements
being audited may occur and not be detected within
a  timely period by employees in the normal course
of  performing their assigned functions.  However,
we noted no matters involving the internal control
structure,  including procedures for  safeguarding
securities,  that  we  consider  to  be   material
weaknesses  as  defined above as of   October  31,
1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 12, 1997